UNITED STATES

     SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

________October 20, 2014___________________

SYNERGETICS, INC.

 (Exact name of registrant as specified in its charter)

NEVADA

State or Other Jurisdiction of Incorporation

000-53703

98-0531819

(Commission File Number)

(IRS Employer Identification Number)

11 Preswick Dr.

Medford, N.J. 08055

(Address of principal executive offices, zip code)

888-400-2860

Registrant’s telephone number, including area code

_________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Section 1

Registrant’s Business and Operations

ITEM 1.01 Creation of Synergetics Social Media Subsidiary.

On December 9, 2014, Synergetics, Inc. (the “Company”) following the Board of Directors meeting and subsequent resolution has decided to create a Social Media Subsidiary as a corporate entity focused on extending Company’s business into social media space. The Company’s Board of Directors has authorized the Company management to explore and acquire assets, develop applications and websites necessary to extend its business activities into the social media space.

ITEM 1.02 Entry into a Material Definitive Agreement

On October 20, 2014 Synergetics, Inc. (the “Company”) entered into an Application Development Agreement with Innovative Holdings, Inc., a New Jersey corporation (“Innovative”), whereby the Company engaged Innovative as an independent contractor for the Company for the purpose of designing and developing the Company’s CannaNext Marijuana website  and mobile app (the “Application”) on the terms and CannaNext is an online local guide that connects people with marijuana businesses in legal states, such as vendors, doctors, paraphernalia, dispensaries, drivers, growers, and lawyers where website users can submit a review on their products or services using a one to five leaf rating system. Businesses can also update contact information and other basic listing information or add special deals. In addition to writing reviews, users can reply to reviews, add photos, post events, add other content or discuss their personal lives.  The agreed consideration for the services rendered shall be 2,000,000 restricted common shares of the Company and a convertible promissory note in the amount of $35,000 (the “Agreement”).

Section 9

Financial Statements and Exhibits

ITEM 9.01

Financial Statements and Exhibits

10.1

Application Development Agreement dated October 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNERGETICS, INC.

Date: December 17, 2014

/s/ Michael R. Wiechnik

                Michael R. Wiechnik

President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer (Principal Executive Officer and Principal Financial Officer) and Director